SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 17, 2007

BASELINE OIL & GAS CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-116890	30-0226902
State of Incorporation	Commission File Number	IRS Employer I.D. Number

11811 N. Freeway (I-45), Suite 200, Houston, Texas 77060

Address of principal executive offices

Registrant’s telephone number: (281) 591-6100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Agreement.

On September 17, 2007, Baseline Oil & Gas Corp., a Nevada corporation (“we” or the “Company”), entered into a Purchase Agreement (the “Purchase Agreement”) with Jefferies & Company, Inc. (the “Initial Purchaser”), whereby the Initial Purchaser agreed, upon and subject to the terms and conditions set forth therein, to purchase from the Company (i) $115 million aggregate principal amount of its 12 1/2% Senior Secured Notes due 2012 (“Senior Secured Notes”) at a purchase price of $110.9 million and (ii) $50 million of its 14% Senior Subordinated Convertible Secured Notes due 2013 (“Convertible Notes”) at a purchase price of $49.5 million. The Company also granted the Initial Purchaser a 30-day option to acquire an additional $7.5 million of Convertible Notes.

The Purchase Agreement provides for the closing of the purchase of the Senior Secured Notes and the Convertible Notes to occur concurrently, and it is currently anticipated that the closing will occur in early October 2007. The Initial Purchaser may terminate the Purchase Agreement prior to the closing due to the Company’s failure to satisfy certain pre-closing conditions, including the occurrence of any Material Adverse Effect as defined in the Purchase Agreement.

The Purchase Agreement further provides the holders of the Senior Secured Notes and Convertible Notes will be entitled to the benefits of registration rights agreements, which generally provide that the Company use its reasonable best efforts to cause not later than 180 days after the closing of the offering (i) to have filed and declared effective a registration statement under the Securities Act of 1933, as amended (the “Act”), for an exchange offer of the Senior Secured Notes and (ii) have filed and declared effective a registration statement covering the Convertible Notes and the shares of our Common Stock issuable upon conversion of the Convertible Notes.

The Purchase Agreement contains customary representations and warranties on the part of the Company and customary indemnification and contribution provisions whereby the Company and the Initial Purchaser have agreed to indemnify each other against certain liabilities or to contribute to payments which they may be required to make in that respect.

A copy of the Purchase Agreement is filed as Exhibit 10.1 hereto and incorporated herein by reference, and the summary of the Purchase Agreement in this Form 8-K is qualified in its entirety by reference thereto.

The Senior Secured Notes offered and sold by the Company to the Initial Purchaser pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) provided by Section 4(2) of the Act, will be offered by the Initial Purchaser within the United States only to “qualified institutional buyers” pursuant to Rule 144A under the Act, outside of the United States pursuant to Regulation S under the Act and to limited number of certain institutional accredited investors within the meaning of Rule 501(a)(1), (2), (3) or (7) of the Act. The Convertible Notes offered and sold by the Company to the Initial Purchaser pursuant to an exemption from the registration requirements of the Act provided by Section 4(2) of the Act, will be offered by the Initial Purchaser within the United States only to “qualified institutional buyers” pursuant to Rule 144A under the Act and to limited number of certain institutional accredited investors within the meaning of Rule 501(a)(1), (2), (3) or (7) of the Act.

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Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Purchase Agreement dated September 17, 2007 between the Company and Jefferies & Company, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 20, 2007

BASELINE OIL & GAS CORP.

By:	/s/ Thomas Kaetzer
Thomas Kaetzer
Chief Executive Officer

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Exhibit Index

Exhibit No.	Description
10.1	Purchase Agreement dated September 17, 2007 between the Company and Jefferies & Company, Inc.